American Heritage Enters into License and Distribution Agreement to Distribute its E-Cigs into Germany, Austria and Switzerland

LAS VEGAS – May 15, 2014 – American Heritage International Inc.‘America’s Original E-Cig™’, (“American Heritage”) (OTCQB: AHII), today announced it has entered into a License and Distribution Agreement to distribute its premium disposable electronic cigarettes within the countries of Germany, Austria and Switzerland. The German distributor will operate under the name ‘American Heritage Europe GmbH’ to take advantage of the American Heritage™ brand value. Francesco Bisceglia, CEO of American Heritage Europe GMBH, said "We are very pleased to have finalized this Agreement. Our plan is to place American Heritage™ in up to 20,000 retail locations across Germany, Austria and Switzerland within the next twelve months."

Anthony Sarvucci, CEO of American Heritage, said, "This Agreement does not require any cash outlay. We receive 50% of our profit when an order is placed by the distributor and the remainder when the order is filled. This European License and Distribution Agreement is another step forward in implementing our 2014 growth plan. Increasing our retail presence within the United States remains our primary focus but at the same time we will pursue international expansion opportunities.

Europe has embraced electronic smoking yet the market continues to be underserved. American Heritage has taken the first step in bringing its true to life premium disposable electronic cigarette to the European customer. Its initial research has verified that just like the US consumer, Europeans want a smoking alternative that looks like a cigarette, tastes like a cigarette and feels like a cigarette. When directly compared to its competitors, American Heritage™ is preferred by existing E-Cig smokers."

About American Heritage International Inc.

American Heritage "America's Original E-Cig™" is a publicly traded company that manufactures, distributes and sells the American Heritage™ brand of disposable premium electronic cigarettes. American Heritage is currently in an advantageous position to become one of the leaders in the fast growing electronic cigarette industry.

American Heritage's disposable premium electronic cigarettes have combined authentic true to life flavor with a soft filter which has pushed it to the forefront in terms of genuine look, feel and taste.All of American Heritage's ingredients are food grade quality and 100% produced in America for a safer and more enjoyable experience than the majority of its competitors can provide.

http://www.americanheritageonline.com

Follow American Heritage on Twitter at https://twitter.com/AH_ECIGS

Become an American Heritage Facebook Fan at https://www.facebook.com/pages/American-Heritage/551740494875614

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company’s annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Investor Relations:

Bev Jedynak
312-943-1123
IR@americanheritageonline.com

Company:

American Heritage International Inc.

Vincent Bonifatto

Tivoli Village, 410 South Rampart Rd, Ste 390

Las Vegas, NV 89145

www.americanheritageonline.com